UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 16, 2009

SCOUT EXPLORATION, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-52280 (Commission File Number)	98-0504670 (IRS Employer Identification No.)

15707 Rockfield Blvd., Suite 101 Irvine, California (Address of principal executive offices)	92618 (Zip Code)

949.265.7717
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.02     TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On June 16, 2009, we entered into a Settlement, Share Sale & Release Agreement with (i) Brian Mahood (“Mahood”); (ii) Kerrisdale Resources Ltd., an Alberta corporation (“Kerrisdale Resources”); and (iii) Kerrisdale Consulting Inc., an Alberta corporation (“Kerrisdale Consulting”) (the “Release Agreement”).  The purpose of the Release Agreement is to resolve and settle any and all differences resulting from that certain written (i) Share Purchase Agreement by and among Mahood, Kerrisdale Resources, and us, which has an affective date of January 1, 2008 (the “Share Purchase Agreement”); (ii) General Security Agreement by and among Kerrisdale Resources and Mahood, which has an effective date of January 1, 2008 (the “Security Agreement”); (iii) Management Agreement by and among Kerrisdale Consulting, which has an effective date of June 1, 2008 (the “Management Agreement”); and (iv) Rental Agreement entered into by and among Kerrisdale Resources and Kerrisdale Consulting dated June 18, 2008 (the “Rental Agreement”).

On or about April 15, 2009, we were notified by Mahood that, in the opinion of Mahood, we were in default of the Purchase Agreement and the Security Agreement.  Additionally, on or about April 15, 2009, based upon that alleged default, Mahood demanded payment from us and Kerrisdale Resources of $325,000.00 CDN plus (i) interest from and accruing after April 1, 2009, and (ii) collection and legal fees and expenses, which total $328,062.00 CDN.  We informed Mr. Mahood that we deny and reject the claims of default regarding the payment of those funds.  We have been unable to perform certain obligations specified by the provisions of the Purchase Agreement, because the cash from the operations of Kerrisdale Resources is insufficient to pay the amounts payable to Mahood pursuant to the Purchase Agreement.

Pursuant to the provisions of the Release Agreement, the Purchase Agreement, Security Agreement, Management Agreement, and Rental Agreement, and each of them, are terminated.  Additionally, our obligations and the obligations of Kerrisdale Resources and Mahood pursuant to the provisions of those agreements are considered discharged and settled fully, completely, and absolutely.  Additionally, pursuant to the provisions of the Release Agreement, each party thereto releases each of the other parties thereto from any and all liability and obligations created pursuant to the provisions of those agreements, and each of them.

We have incurred no early termination penalties in connection with the termination of those agreements.

Pursuant to the Release Agreement, we agreed to transfer to Mahood those 100 shares of class A voting shares of Kerrisdale Resources that we purchased pursuant to the provisions of the Purchase Agreement, in exchange for the payment by Mahood of $1.00.  Additionally, pursuant to the provisions of the Release Agreement, Jason Walsh, our secretary, agreed to resign as a director and as the president, secretary and treasurer of Kerrisdale Resources.  Additionally, pursuant to the Release Agreement, any and all other persons that we caused to become officers or directors of Kerrisdale Resources have agreed to resign as those officers and directors.

The effective date of the Release Agreement for accounting purposes is April 1, 2009, and the Closing Date of the Release Agreement is June 30, 2009.

A copy of the Release Agreement is attached to this Report as Exhibit 10.1.

ITEM 8.01     OTHER EVENTS

On June 2, 2009, we entered into a written Letter of Intent with Water Wise Environmental Solutions Inc., pursuant to which we specify our desire to acquire all of Water Wise’s right, title, and interest to the (i) “peon” and (ii) “lawn caddy” water recovery and irrigation systems, in exchange for 4,000,000 shares of our common stock.  If the transaction contemplated by that letter of intent occurs, the first 1,000,000 shares of that common stock shall be issued to Water Wise when we can arrange financing of $250,000.00 CDN, which shall be used to develop working prototypes of the (i) “peon” and the (ii) “plant caddy” products and market those products on a commercial basis.  We anticipate that such financing shall occur no later than September 30, 2009.

Additionally, if that transaction occurs, the second 1,000,000 shares of that common stock shall be issued to Water Wise when Water Wise has filed patents regarding the (i) “peon” and (ii) “plant caddy” products and created a working prototype of the “peon” product. Additionally, if that transaction occurs, we shall issue another 1,000,000 shares of that common stock to Water Wise when Water Wise has produced a working prototype of the “lawn caddy” product.  Additionally, if that transaction occurs, the remaining 1,000,000 shares of that common stock shall be issued to Water Wise when Water Wise commences commercial production and sales of either the “peon” or “lawn caddy” product.

A copy of that Letter of Intent is attached to this Report marked as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Release Agreement effective as of April 22, 2009, by and among Brian Mahood; Scout Exploration, Inc.; Kerrisdale Consulting Inc.; and Kerrisdale Resources Ltd.
Exhibit 99.1	Letter of Intent dated June 2, 2009, by and among Scout Exploration, Inc. and Water Wise Environmental Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2009

SCOUT EXPLORATION, INC.

By:    /s/ Jason Walsh
Name: Jason Walsh
Title:   Secretary

EXHIBIT INDEX

Number	Exhibit
Exhibit 10.1	Release Agreement effective as of April 22, 2009, by and among Brian Mahood; Scout Exploration, Inc.; Kerrisdale Consulting Inc.; and Kerrisdale Resources Ltd.
Exhibit 99.1	Letter of Intent dated June 2, 2009, by and among Scout Exploration, Inc. and Water Wise Environmental Solutions Inc.